UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2023

PARTS iD, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38296	81-3674868
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Corporate Drive

Suite C

Cranbury, New Jersey 08512

(Address of Principal Executive Offices, including Zip Code)

(609) 642-4700

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Class A Common Stock	ID	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On February 16, 2023, the Company received correspondence from JGB Collateral, LLC, a Delaware limited liability company (the “Agent”) constituting its assertion of a notice of events of default and reservation of rights (the “Notice of Default”) under that certain Loan and Security Agreement, dated as of October 21, 2022 (the “Loan Agreement”), by and among the Company, its subsidiaries, the Agent and certain lenders party thereto (collectively, the “Lender”). The Loan Agreement is described in a current report on Form 8-K filed by the Company on October 26, 2022 and initially provided for a $5.5 million term loan. The Notice of Default purports that certain events of default under the Loan Agreement have occurred and are continuing, due to the Company’s current liquidity situation as previously disclosed in the Company’s Current Reports on Form 8-K filed on February 7, 2023 and February 8, 2023.

On February 22, 2023, after due discussions between the Company and the Agent, the Company entered into an amendment to the Loan Agreement (the “Amendment”) with the Agent pursuant to which, among other things, (i) the Company agreed to repay the principal amount of the term loan to the Agent in the following installments: (A) $2 million on February 23, 2023, (B) $1 million on August 22, 2023 and (C) the entire remaining principal balance and all accrued but unpaid interest (including the Original Issue Discount, as defined in the Amendment) on August 22, 2024; (ii) the Agent agreed to withdraw the Notice of Default and not exercise its purported rights and remedies thereunder; (iii) the Lender may elect, at any time and from time to time, to convert any outstanding portion of the outstanding term loan into shares of the Company’s common stock at a conversion price of $0.50 per share; (iv) removed the “Cash Minimum” covenant of which the Company had to maintain unrestricted, unencumbered Cash (as defined in the Loan Agreement) of at least $2,000,000; (v) removed the EBITDA (as defined in the Loan Agreement) covenant of which the Company had to maintain at least the applicable EBITDA Target (as defined in the Loan Agreement) for each calendar quarter; (vi) removed the revenue covenant in which the Company had to maintain consolidated quarterly net revenue of at least $75 million each calendar quarter and (vii) provide a lien to JGB in the Company’s claims for trademark infringement against Volkswagen Group of America, Inc. pursuant to the lawsuit currently pending in the (X) United States District Court for the District of New Jersey and captioned as Onyx Enterprises Int’l, Corp v. Volkswagen Group of America, Inc., Civil Action Number 3:20-cv-09976-BRM-ZNQ and all proceeds and products thereof and (Y) United States District Court for the District of Massachusetts and captioned as Onyx Enterprises International Corp. v. ID Parts LLC, Case No. 1:20cv-11253 and all proceeds and products thereof (collectively, the “Volkswagen Trademark Claims”), provided that the Company can secure the Permitted Litigation Indebtedness (as defined in the Amendment) on the terms described in the Amendment.

In connection with the Amendment, the Company and the Agent entered into an Amended and Restated Intellectual Property and Security Agreement (the “A&R Security Agreement”) which amended and restated that certain Intellectual Property and Security Agreement, dated as of October 21, 2022. The A&R Security Agreement removed the exclusion of the Volkswagen Trademark Claims from the Agent’s security interest in the Company’s intellectual property.

The foregoing descriptions of the Amendment and A&R Security Agreement thereby are not complete and are subject to, and qualified in their entirety by reference to, the full text of the Amendment and the A&R Security Agreement, the forms of which are included as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by this reference.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.04.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 8.01 Other Events.

On February 21, 2023, the Company held a virtual town hall with certain of its key vendors to provide updates on recent events at the Company.

 Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed as part of this report:

Exhibit No.	Description
10.1	Amendment to Loan and Security Agreement, by and among PARTS iD, Inc., the Lenders party thereto and JGB Collateral, LLC, in its capacity as collateral agent for the Lenders, dated as of February 22, 2023.
10.2	Amended and Restated Intellectual Property Security Agreement, by and among PARTS iD, Inc., PARTS iD, LLC, the Lenders party thereto and JGB Collateral, LLC, in its capacity as collateral agent for the Lenders, dated as of February 22, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PARTS ID, INC.

Date: February 23, 2023	By:	/s/ John Pendleton
		Name:	John Pendleton
		Title:	Interim Chief Executive Officer &
Executive Vice President, Legal & Corporate Affairs

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